Exhibit 99.1

Byline Bancorp, Inc. Appoints Steven P. Kent to Board of Directors

Chicago, IL, June 13, 2019 – Byline Bancorp, Inc. (NYSE: BY) announced today the appointment of Steven P. Kent to the Boards of Directors of both Byline Bancorp and its subsidiary bank, Byline Bank, effective immediately. Mr. Kent brings over 45 years of financial services industry experience to the Board.

“Steve has had a highly distinguished career as both a commercial banking executive and an investment banker focused on the financial services industry,” said Roberto Herencia, Chairman of Byline. “Steve’s expertise in M&A and capital management will be very valuable to the Board as we continue to execute on both our organic and acquisitive growth strategies to enhance the value of the Byline franchise.  We are very pleased to welcome Steve and look forward to his added perspective and expertise at the Board level.”

Mr. Kent is Vice Chairman and a Managing Director of the Financial Services Group at Piper Jaffray Co., where he focuses on merger & acquisition advisory services and capital market transactions for financial services companies. Prior to joining Piper Jaffray in October 2015, Mr. Kent co-founded and served as President of River Branch Capital from March 2011 through its sale to Piper Jaffray in September 2015. At River Branch, Mr. Kent advised bank clients on capital management, equity recapitalizations, mergers & acquisitions and private equity investments.

Previously, Mr. Kent spent 13 years as a Managing Director and co-head of the Chicago office of Keefe, Bruyette & Woods (“KBW”), investment bank and broker-dealer specializing in the financial services sector. Prior to joining KBW, Mr. Kent was an executive officer with Robert W. Baird and Co. for 16 years, where he led strategic planning, fixed income capital markets and structured finance, and he also headed the firm’s Financial Services Investment Banking practice. Mr. Kent served as a member of Baird’s operating and capital commitment committees. Mr. Kent was also previously an executive officer at two Midwestern multi-bank holding companies focusing on strategic planning, bank and trust investment portfolio management, asset and liability management, and commercial and government guaranteed credit origination.

Mr. Kent has previously served as a director and member of the finance and nominating committees of IFF, a Midwest-focused Community Development Financial Institution (“CDFI”) certified by the U.S. Department of the Treasury, which serves as a mission-driven lender, real estate consultant and developer that helps create opportunities for low-income communities and people with disabilities. In January 2019, Mr. Kent was elected to the board of Community Reinvestment Fund, USA, a CDFI with a national strategy headquartered in Minneapolis.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.3 billion in assets and operates more than 60 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

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Contacts:

Media Erin O’Neill Director of Marketing, Byline Bank eoneill@bylinebank.com 773.475.2901	Investors Tony Rossi Financial Profiles, Inc. BYIR@bylinebank.com 310.622.8221

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